UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

CROSSROADS SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30362	74-2846643
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8300 North MoPac Expressway, Austin, Texas	78759
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (512) 349-0300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 20, 2005, Crossroads Systems, Inc. received notice from The Nasdaq Stock Market advising Crossroads that it had regained compliance with Marketplace Rule 4450(a)(5) and its common stock was eligible to continue trading on The Nasdaq National Market. The bid price of Crossroads common stock closed at or above the minimum $1.00 per share bid price required for continued inclusion on The Nasdaq National Market for ten consecutive trading days from July 6, 2005 to July 19, 2005. As of the date of the filing of this Form 8-K, the closing bid price of Crossroads common stock has remained above $1.00. On July 20, 2005, the last full trading day prior to the filing of this Form 8-K, the closing sales price of Crossroads common stock was $1.06.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSROADS SYSTEMS, INC.

Dated: July 21, 2005	By:	/s/ Rob Sims
Rob Sims
President and Chief Executive Officer